Exhibit 10.3

Execution Version

CONFIDENTIAL

Subscription Agreement

October 21, 2020

Acamar Partners Acquisition Corp.

1450 Brickell Avenue, Suite 2130

Miami, Florida 33131

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) among Acamar Partners Acquisition Corp., a Delaware corporation (the “Company”), Acamar Partners Sub, Inc., a Delaware corporation (“Merger Sub”), and CarLotz, Inc., a Delaware corporation (“CarLotz”), pursuant to an Agreement and Plan of Merger, dated as of October 21, 2020, among the Company, Merger Sub and CarLotz (as may be amended and/or restated, the “Transaction Agreement”), the Company is seeking commitments from interested investors to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in a private placement transaction for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Agreement (as defined below), the Company is entering into subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Investors”), pursuant to which the undersigned and the Other Investors have agreed to purchase on the closing date of the Transaction, inclusive of the shares subscribed for by the undersigned, an aggregate of 12,500,000 shares of Class A Common Stock at the Per Share Purchase Price. In connection therewith, the undersigned and the Company agree as follows (this “Agreement”):

1.                  Subscription. Subject to the terms and conditions hereof, the undersigned (the “Subscriber”) hereby agrees to subscribe for and purchase (the “Subscription”), and the Company hereby agrees to issue and sell to the Subscriber that number of shares of Class A Common Stock set forth on the Subscriber’s signature page hereto (the “Shares”) for the aggregate purchase price set forth on the Subscriber’s signature page hereto (the “Subscription Amount”).

2.                  Closing. Subject to the satisfaction or waiver of the conditions set forth in this Section 2 and Section 3, the closing of the sale of Shares (the “Closing”) contemplated under this Agreement shall occur on the date of, and immediately prior to, the closing of the Transaction. The Company shall provide (or cause to be provided) written notice to the Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction (the “Expected Closing Date”; the date on which the Closing actually occurs, the “Closing Date”) to be satisfied on a date that is not less than five (5) business days from the date the Closing Notice is delivered to the Subscriber. On the Closing Date, the Subscriber shall deliver to the Company as soon as practicable after delivery of evidence of the issuance to Subscriber of the Shares from the Company’s transfer agent on and as of the Closing Date, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice (which account shall not be an escrow account) against delivery of the Shares, free and clear of any liens or restrictions (other those arising under state or federal securities laws) in book entry form to the Subscriber or to a custodian designated by the Subscriber. If the closing of the Transaction does not occur within two (2) business days of the Closing Date, the Company shall promptly (but no later than two (2) business days thereafter) return the Subscription Amount to the Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by the Subscriber, and any book entries for the Shares shall be deemed cancelled. Notwithstanding such return or cancellation, (A) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 3 to be satisfied or waived on or prior to the Closing, and (B) the Subscriber shall still be obligated to consummate the Closing upon satisfaction of the conditions set forth in this Section 2 and Section 3, including the Company’s delivery to the Subscriber of a new Closing Notice. For purposes of this Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

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Each register and book entry for the Shares shall contain a notation, and each certificate (if any) evidencing the Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

3.                  Closing Conditions.

(a)               The obligation of the Subscriber, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or written waiver by the Subscriber and the Company prior to the Closing of the following conditions:

(i)                 there shall not have been enacted or promulgated any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any court or governmental agency or body, domestic or foreign, nor any statute, rule or regulation, in either case, enjoining or prohibiting the consummation of the Subscription; and

(ii)              all conditions precedent to the closing of the Transaction set forth in Article VII of the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement) (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction).

(b)               The obligation of the Subscriber to effect the Closing is also subject to the satisfaction or written waiver by the Subscriber prior to the Closing of the following conditions:

(i)                 all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the date hereof and the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction; provided, in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of the Company contained in this Agreement and the facts underlying such breach would also cause a condition to CarLotz’s obligations under the Transaction Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event CarLotz waives such breach under the Transaction Agreement;

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(ii)              the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with at or prior to the Closing;

(iii)            no amendment or modification of the Transaction Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Agreement, unless the Subscriber has consented in writing to such amendment or modification; and

(iv)             there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Investors unless the Subscriber has been offered substantially the same benefits.

(c)               The obligation of the Company to effect the Closing is also subject to the satisfaction or written waiver by the Company prior to the Closing of the following condition:

(i)                 all representations and warranties of the Subscriber contained in this Agreement shall be true and correct in all material respects at and as of the date hereof and the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction; and

(ii)              the undersigned shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to Closing.

4.                  Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Agreement.

5.                  Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a)               The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted and to enter into, deliver and perform its obligations under this Agreement.

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(b)               The Shares have been duly authorized by the Company and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Certificate of Incorporation or under the laws of the State of Delaware.

(c)               This Agreement has been duly authorized, executed and delivered by the Company and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)               Subject to any approval by the stockholders of the Company and regulatory approvals, if any, as set forth in the Transaction Agreement, the execution and delivery by the Company of this Agreement, the issuance and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company or materially affect the validity of the Shares or the ability or legal authority of the Company to consummate the transactions contemplated herein in all material respects (a “Company Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Company Material Adverse Effect.

(e)               The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance of the Shares), other than (i) any required filing of a Notice of Exempt Offering of Securities on Form D with the SEC (as defined below) under Regulation D of the Securities Act (as defined below), (ii) the filing with the SEC of the Registration Statement (as defined below), (iii) the filings required by applicable state or federal securities laws, (iv) the filings required in accordance with Section 11(f), (v) any filings or notices required by Nasdaq, including with respect to obtaining stockholder approval and the Transaction Agreement, and (vi) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)                The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the issuance and sale of the Shares for which the Subscriber could become liable. Other than Goldman Sachs & Co. LLC (the “Placement Agent”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

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(g)               The Company’s reports filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act” and such reports the “SEC Documents”), were timely filed and, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. The SEC Documents (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document), did not when filed, and taken as a whole and as amended to the date hereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the Staff of the SEC with respect to any of the SEC Documents.

(h)               The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “ACAM.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC with respect to any intention by such entity to deregister the shares of Class A Common Stock or prohibit or terminate the listing of such shares on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of the Company’s continued listing application in connection with the Transaction. The Company has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act or the listing of such shares on Nasdaq.

(i)                 As of the date of this Agreement, the authorized capital stock of the Company consists of 220,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Class A Common Stock, (ii) 15,000,000 shares of Class B common stock and (iii) 5,000,000 shares of preferred stock, each with a par value of $0.0001 per share. As of the date of this Agreement, the issued and outstanding capital stock of the Company consists of 38,196,652 shares of capital stock, consisting of (A) 966,906 shares of Class A Common Stock issued and outstanding (excluding 29,590,416 shares subject to redemption), (B) 7,639,330 shares of Class B common stock issued and outstanding, and (C) no shares of preferred stock issued and outstanding. As of the date of this Agreement, the Company has 16,260,084 warrants outstanding, each such warrant entitling the holder thereof to purchase one share of Class A Common Stock. All (i) issued and outstanding shares of Class A Common Stock and Class B common stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (i) the Other Subscription Agreements, or (ii) the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Class A Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries (other than Merger Sub) and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) as disclosed in the SEC Documents and (B) as contemplated by the Transaction Agreement. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the shares of Class A Common Stock to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date.

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(j)                 Assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 6, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Agreement, it is not necessary to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

(k)               The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 6, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l)                 The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

(m)             Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (i) proceeding pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

(n)               Neither the Company nor any person acting on its behalf has offered any securities of the Company for sale or solicited any offer to buy any securities of the Company nor has the Company entered into any subscription agreement, side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in the Company other than (i) the Transaction Agreement and (ii) the Other Subscription Agreements; provided, no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than Subscriber hereunder. The Other Subscription Agreements reflect the same Per Share Purchase Price and terms that are no more favorable to any such Other Investor thereunder than the terms of this Agreement.

6.                  Subscriber Representations and Warranties. The Subscriber represents and warrants to the Company that:

(a)               The Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A (“Rule 144A”) under the Securities Act) or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act) and (iii) an “institutional account” as defined in FINRA Rule 4512(c), in each case, satisfying the requirements set forth on Schedule A, and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

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(b)               The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in the case of each of clauses (i) and (iii), in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any book entry account representing the Shares shall contain a legend to such effect substantially consistent with the legend set forth in Section 2. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A. The Subscriber understands and agrees that, due to these restrictions, it may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber acknowledges and agrees that the Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(c)               The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber with respect to the Shares by the Company, or its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement.

(d)               The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed (i) the Company’s filings with the SEC; and (ii) certain business and legal due diligence materials with respect to CarLotz provided to the Subscriber by the Company (the “Target Disclosure”). The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and the Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The undersigned further acknowledges that any information contained in Target Disclosure is preliminary and subject to change, and that any changes to the information contained in the Target Disclosure, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the undersigned’s obligation to purchase the Shares hereunder, except as otherwise provided herein.

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(e)               The Subscriber became aware of this offering of the Shares solely by means of direct contact between the Subscriber and the Company or by means of contact from the Placement Agent. Subscriber and/or its investment manager or adviser has a pre-existing substantive relationship with the Company or the Placement Agent, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company or the Placement Agent. The Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(f)                The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. The Subscriber is a sophisticated institutional investor and has such knowledge and experience in financial and business matters, and in investing in private placement securities, as to be capable of evaluating the merits and risks of purchasing the Shares. At the time of making its investment decision with respect to the Shares, the Subscriber has had access to all of the financial and other information concerning the Company and its subsidiaries as the Subscriber deemed necessary or desirable in making a decision to purchase the Shares, including an opportunity to ask questions and receive answers from officers of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to the Subscriber or to which such Subscriber had access. The Subscriber has independently made its own analysis and decision to invest in the Shares and determined based on the Subscriber’s own independent review, and such professional advice from its own advisors (including as to tax, legal and accounting matters) as it may deem appropriate, that such Subscriber’s purchase of the Shares (i) is consistent with the Subscriber’s financial needs, objectives and condition, (ii) complies with all investment policies, guidelines and other restrictions that are applicable to the Subscriber, (iii) does not and will not violate any law, rule, regulation, agreement or other obligation to which the Subscriber is bound (assuming the accuracy of the Company’s representations and warranties contained herein), and (iv) is a fit, proper and suitable investment for the Subscriber, notwithstanding the risks associated with a purchase of the Shares.

(g)               Alone, or together with any professional advisor(s) deemed necessary or appropriate, the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(h)               In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by anyone other than the Company concerning the Company or the Shares or the offer and sale of the Shares.

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(i)                 Without limitation of the foregoing, the Subscriber hereby further acknowledges and agrees that (i) the Placement Agent is acting solely as placement agent in connection with the transactions contemplated hereby and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for the Subscriber, the Company or any other person or entity in connection with the transactions contemplated hereby, (ii) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated hereby, and (iii) the Placement Agent will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the financial condition, business, or any other matter concerning the Company or the transactions contemplated hereby.

(j)                 The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k)               The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(l)                 The execution, delivery and performance by the Subscriber of this Agreement are within the powers of the Subscriber, have been duly authorized and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Agreement. The signature of the Subscriber on this Agreement is genuine, and the signatory has been duly authorized to execute the same, and this Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(m)             Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

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(n)               The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by law, the Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by law, the Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(o)               Subject to the satisfaction of the terms and conditions of this Agreement, the Subscriber will have sufficient funds to pay the Subscription Amount pursuant to Section 2 at the Closing.

(p)               The Subscriber agrees that, from the date of this Agreement, none of the Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Subscriber or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any securities of the Company prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Company, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided that, for the avoidance of doubt, this clause (p) shall not apply to any sale (including the exercise of any redemption right) of securities of the Company (i) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the execution of this Agreement or (ii) purchased by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates in open market transactions after the execution of this Agreement.

7.                  [RESERVED]

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8.                  Registration Rights Agreement.

(a)               The Company agrees that, thirty (30) calendar days after the consummation of the Transaction (the “Filing Date”), the Company (or its successor) will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 90th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”); provided, however, that if the SEC is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the SEC remains closed for operations, provided, further, that the Company’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. The Company agrees that the Company will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earlier of (i) three (3) years from the issuance of the Shares, (ii) the date on which the Subscriber no longer owns any Shares acquired pursuant to this Agreement or (iii) on the first date on which the Subscriber can sell all of its Shares (or shares received in exchange therefor) without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable (the “Registration Period”). The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Shares to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after the Company becomes eligible to use such Form S-3. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such additional Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this Section 8.

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(b)               In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i)                 except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, for the Registration Period;

(ii)              advise Subscriber within five (5) business days:

(A)             when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(B)              of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(C)              of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(D)             subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (D) above constitutes material, nonpublic information regarding the Company;

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(iii)            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)             upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)               use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the shares of Class A Common Stock issued by the Company have been listed; and

(vi)             use its commercially reasonable efforts (i) to take all other steps necessary to effect the registration of the Shares contemplated hereby and (ii) for so long as the Subscriber holds Shares, to file all reports and other materials required to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Shares under Rule 144.

(c)               The Company may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially adversely affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that the Company’s board of directors reasonably believes, upon the advice of legal counsel, could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (i) the Company shall not so delay filing or so suspend the use of the Registration Statement on more than three (3) occasions or for a period of more than sixty (60) consecutive days or more than one hundred and twenty (120) days in the aggregate in any three hundred and sixty (360)-day period and (ii) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

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(d)               For purposes of this Section 8, “Shares” shall mean, as of any date of determination, the Shares purchased by Subscriber pursuant to this Agreement and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.

(e)               The Company shall indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Registration Statement), its officers, directors, partners, members, managers, stockholders, advisers and agents, and each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) and expenses (collectively, “Losses”), resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, and only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information furnished in writing to the Company by the Subscriber expressly for use therein. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

(f)                The Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, and only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information furnished in writing to the Company by the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

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(g)               If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 8 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 8(g) shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

9.                  Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the date and time as the Transaction Agreement is terminated in accordance with its terms, (b) the mutual written agreement of each of the parties hereto to terminate this Agreement or (c) the transactions contemplated by this Agreement are not consummated prior to the date that is 15 business days after the Outside Date (as defined in the Transaction Agreement); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify the Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement.

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10.              Trust Account Waiver. Reference is made to the final prospectus of the Company, dated as of February 21, 2019 and filed with the SEC (File No. 333-229157) on February 22, 2019. The Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby agrees that (i) notwithstanding anything to the contrary in this Agreement, neither the Subscriber nor its controlling persons now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account (including, without limitation, any distributions therefrom), and shall not make any claim against the Trust Account (including, without limitation, any distributions therefrom), arising as a result of, in connection with or relating in any way to this Agreement or any ancillary documents entered in connection herewith, the transactions contemplated hereby or thereby, or any discussions in connection therewith, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) it and its controlling persons irrevocably waive any Released Claims that it may have against the Trust Account (including, without limitation, any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or its representatives, and (iii) it or its controlling persons will not seek recourse against the Trust Account for the Released Claims. The Subscriber agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied on by the Company and its affiliates to induce the Company to enter into this Agreement, and the Subscriber further intends and understands such waiver to be valid, binding and enforceable against the Subscriber and its controlling persons under applicable law. To the extent the Subscriber or any of its controlling persons commences any action or proceeding based upon, in connection with, relating to or arising out of this Agreement, which proceeding seeks, in whole or in part, monetary relief against the Company or its representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s and its controlling persons sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Subscriber (or any person claiming on any of their behalf or in lieu of the Subscriber) to have any claim against the Trust Account (including, without limitation, any distributions therefrom) or any amounts contained therein; provided that nothing in this Section 9 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such public common stock of the Company.

11.              Miscellaneous.

(a)               Neither this Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned.

(b)               The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with the Subscriber’s internal policies and procedures.

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(c)               The Subscriber acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate.

(d)               Each of the Company and the Placement Agent is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)               The Subscriber shall consult with the Company in issuing any press release or making any other similar public statement with respect to the transactions contemplated hereby, and the Subscriber shall not issue any such press release or make any such public statement without the prior consent (such consent not to be unreasonably withheld or delayed) of the Company, provided that the consent of the Company shall not be required if such disclosure is required by law, in which case the Subscriber shall promptly provide the other party with prior notice of such disclosure.

(f)                The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has, directly or indirectly through the Placement Agent, provided to the undersigned at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors or employees. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of Subscriber or any of its affiliates or investment advisers, or include the name of Subscriber or any of its affiliates or investment advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) the filing of this Agreement (or a form of this Agreement) with the SEC, (iii) the filing of a registration statement on Form S-4 and/or the Schedule 14A and related proxy materials to be filed by the Company with respect to the Transaction and (iv) to the extent such disclosure is required by law, at the request of the Staff of the SEC or regulatory agency or under the regulations of the Nasdaq, in which case the Company shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iv).

(g)               All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

(h)               This Agreement may not be modified or waived except by an instrument in writing, signed by the party against whom enforcement of such modification or waiver is sought.

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(i)                 This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as expressly set forth in this Agreement, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns.

(j)                 Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(k)               If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(l)                 This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(m)             The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n)               THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(o)               Each party hereto hereby, and any person asserting rights as a third party beneficiary hereunder may do so only if he, she or it, irrevocably agrees that any claims shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware located in New Castle County or, if such courts decline to exercise jurisdiction, any federal or state court located in New York County, New York, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a claim that is filed in accordance with this Section 11(o) is pending before a court, all actions, suits or proceedings with respect to such claim or any other claim, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any claim, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11(o) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(n)       Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (1) when so delivered personally, (2) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (3) when sent, if sent on a business day prior to 5:00 p.m. New York City time, with no mail undeliverable or other rejection notice, if sent by email, or on the business day following the day when sent, if sent on a day that is not a business day or after 5:00 p.m. New York City time on a business day, with no mail undeliverable or other rejection notice, if sent by email, or (4) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Company, to:

Acamar Partners Acquisition Corp.

1450 Brickell Avenue, suite 2130

Miami, Florida 33131

Att: Joseba Picaza

email: joseba@acamarpartners.com

12.              Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any of its or their control persons, officers, directors and employees), other than the statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Company. The Subscriber agrees that neither (i) any Other Investor nor (ii) the Placement Agent, its affiliates or any of its or their affiliates’ control persons, officers, directors or employees, shall be liable to Subscriber or any Other Investor pursuant to this Agreement or any Other Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Subscriber has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth above.

Name of Subscriber:

By:
Name:
Title:

Name in which securities are to be registered
(if different)

Email Address:
Subscriber’s EIN:

Address:

Attn:

Telephone No.:

Aggregate Number of Acquired Shares subscribed for: ________

Aggregate Purchase Price: $________

[Signature Page to the Subscription Agreement]

IN WITNESS WHEREOF, the Company has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth above.

Acamar Partners Acquisition Corp.

By:
Name:
Title:

[Signature Page to the Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) for one or more of the following reasons (Please check the applicable subparagraphs):

☐	We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	We are a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c) (3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Shares, and that has total assets in excess of $5 million.

☐	We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

We are an entity in which all of the equity owners are accredited investors.

**AND**

C.	AFFILIATE STATUS

(Please check the applicable box)

THE SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Subscriber and constitutes a part of the Agreement